As filed with the Securities and Exchange Commission on May 4, 2012

Registration No. 333-175825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WIRELESS ATTACHMENTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	3577	27-3515499
(State or other jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2789 S. Lamar Street

Denver, Colorado 80227

Tel No.: (303) 763-7527

_________________________________

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Steve S. Sinohui

2789 S. Lamar Street

Denver, Colorado 80227

Tele No.: (303) 763-7527

__________________________________

(Name, Address and Telephone Number of Agent for Service)

Communication Copies to:

Jeffrey A. Bartholomew, Esq.

Robinson Waters & O’Dorisio, P.C.

1099 Eighteenth Street, Suite 2600

Denver, CO 80202

Tel No.: (303) 297-2600

Fax No.: (303) 297-2750

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.0001 par value per share	9,288,000	$0. 00167	$15,480	$25.00

Total	9,288,000	$0. 00167	$15,480	$25.00

(1)

The Company originally registered 154,800 shares of common stock. As of the date of this Amendment 1 to S-1 Registration Statement, none of the registered shares had been sold. On April 24, 2012, the Company effectuated a forward split of its issued and outstanding common stock on a 60 for 1 basis.

In the event of stock splits, stock dividends, or similar transactions involving the Common Stock, the number of Common Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act.

If all 154,800 pre-split (9,288,000 post-split) shares are sold pursuant to this Offering at $0.10 per share pre-split ($0.00167 post-split), the Selling Security Holders will receive $15,840.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on form S-1, Registration No. 333-175825, is filed for the purposes of registering additional shares due to a forward split of the Company’s common stock on April 24, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Filed Pursuant to Rule 424(b)(3)

SEC File No. 175825

(Subject to Completion)

WIRELESS ATTACHMENTS, INC.

2789 S. Lamar Street

Denver, Colorado 80227

(303) 763-7527

PRELIMINARY PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

9,288,000 SHARES OF COMMON STOCK

We are registering 9,288,000 shares listed for resale on behalf of the Selling Security Holders. The Company originally registered 154,800 of common stock. On April 24, 2012, the Board of Directors of Wireless Attachments, Inc. (“we,” the “Company” or “WAI”) recommended to the shareholders that it would be in the best interests of the Company to forward split the Company’s common stock, par value $0.0001 per share, on a 60 for 1 basis. On April 24, 2012, by Waiver of Notice and Written Consent to Action In Lieu of a Special Meeting, the Company’s shareholders resolved to forward split the Company’s common stock, par value $0.0001 per share, 60 for 1, whereby each existing shareholder of the Company shall receive 60 shares for each one share of common stock registered in such Shareholder’s name. There were no changes in the par value of the stock.

This prospectus relates to the offer by existing shareholders (the “Selling Security Holders”) of the Company of up to 154,800 pre-split (9,288,000 post-split) shares of our Common Stock, par value $0.0001 per share, which shares were originally purchased pursuant to a private offering started on November 18, 2010 and closed on March 15, 2011. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board (“OTCBB”). We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

All of the Common Stock offered by this prospectus will be sold by the Selling Security Holders at a price of $0.10 pre-split ($0.00167 post-split) per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance, however, that our shares will be approved for quotation on the OTCBB, as described in greater detail in the "Risk Factors" included below. The Selling Security Holders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any commissions or discounts given to any such broker-dealer and any profit on the resale of the shares may be regarded as underwriting commissions or discounts under the Securities Act.

We were organized on September 22, 2010 and are in the research and development phase of developing two products that we intend to sell.

The offering will conclude upon the earlier of (i) such time as all of the Common Stock has been sold pursuant to the registration statement or (ii) one year from the date of this Prospectus.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Until _______________, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

The date of this prospectus is _______ ____, 2012

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our Common Stock. If you have any questions regarding the information in this prospectus, please contact Steve S. Sinohui, our Chief Executive Officer, at: Wireless Attachments, Inc., 2789 S. Lamar Street, Denver, Colorado 80227, or by phone at (303) 763-7527.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Wireless Attachments,” “WAI,” “we,” “us,” and “our” refer and relate to Wireless Attachments, Inc. As used herein, iPod® and iPhone® are registered trademarks of Apple, Inc. and the Company expressly disclaims any right thereto.

History

We incorporated in the State of Colorado on September 22, 2010, under the name Wireless Attachments, Inc.

Since September 22, 2010, WAI has been in the research and development phase. We expect to be in the research and development phase for at least the next 15 months. We intend to develop solar cloth membranes and solar charging units for outdoor active wear that convert sunlight into electrical power and that can be used for charging and operating mobile devices such as the iPhone and iPod.

On November 5, 2010, Apple, Inc. granted the Company a non-exclusive license to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. Our operations are materially dependent on our license agreement with Apple, Inc. and Apple, Inc. may approve or disapprove any proposed product for any reason and may terminate the license for any or no reason upon 60 days notice. See “DESCRIPTION OF BUSINESS - Summary of License Agreement with Apple, Inc.”

Product Development

The Company intends to develop and market two types of products: (1) Photovoltaic Cloth Membranes (“PCMs”) that will work in conjunction with (2) Solar Charging Units (“SCU”), which we also intend to develop. Currently, we are in the concept stage of development and have only begun to review materials, devices and technologies that may or may not be incorporated into our products. We intend to conduct research and development in-house and through partnerships or under contracts with other companies. At this time, we do not have any research and development contracts with other companies. Initially, we plan to engage outside developers to assist in the development of our planned products. Our current thoughts on how to develop our products may change during the development process and the technologies, devices and materials we may expect to use in the development of our proposed products may change accordingly.

Currently, the Company is researching the materials, processes and technologies for consideration in the manufacture of its planned PCM and SCU. We anticipate being in this phase of our research and development for at least the next 12 months. After we exit this stage of research and development, we expect it will take an additional three to six months to create working prototypes. We must submit these prototypes to Apple, Inc. for approval and certification. Our license agreement with Apple, Inc. requires certification by Apple, Inc. of the prototypes and then again when we have production ready products. At the time we submit the production ready products, we must also submit a product plan of distribution to Apple, Inc. to achieve certification. There is no guarantee that Apple, Inc. will approve our production ready products and plan of distribution. Without this certification, the Company would not have products to market, and the Company may have to cease all operations.

Our access to PCM and SCU technologies is no greater than other developers intent on developing the same or similar products. Accordingly, we have no special access to potential PCM and SCU technologies that would provide a developmental advantage. Because we are in the initial concept of product development, our selection of any technology is preliminary and may change as the product development process continues.

At the conclusion of our product development, the Company will refine its market research, model cost of goods sold by projecting out the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and develop a detailed sales and marketing plan and associated costs. We have not developed a functioning product and we have not yet obtained objective evidence that our planned products can reliably perform the functions or provide the benefits described in this Prospectus. See “DESCRIPTION OF BUSINESS - Product Development.”

Growth Strategy

The Company plans to partner with contract manufacturers that already have the equipment and capability to produce our planned PCM and SCU products on a contract basis. We intend to derive revenue from direct sales of our PCMs and SCUs to manufacturers of cloth-based consumer products.

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 The Company does not plan to develop its own suite of end-user clothing and bags, but rather create PCMs and SCUs that can be incorporated into merchandise created by manufacturers of active wear, bags and other cloth-based consumer products. Our primary initial focus will be developing PCMs and SCUs that can be used by outdoor and sporting clothing manufacturers. There can be no assurance, however, that we will be able to develop such PCMs or SCUs or, if we are able to develop them, that we will be successful in marketing them at a profit. See “DESCRIPTION OF BUSINESS - Growth Strategy.”

Market

We intend initially to market and sell our products only in the United States, where we believe that the market for our products is limited. The available market research data that we have located and our assumptions behind our estimate of market size are discussed below. Because we are unable to find U.S. market forecasts or estimates for our intended products, we have necessarily made assumptions in estimating the range of the potential market size for those products. Our assumptions are also set forth below. We have researched markets for other solar products (not necessarily related to charging units for mobile phones and products similar to iPods) and have extrapolated information from those data and research. The forecasting of market size for relatively new products, however, is, by its nature, not an exact process, and there can be no assurance that our assumptions are valid or that our estimates will prove to be accurate. Moreover, the aggregate potential market size for our intended products is no indication of our potential revenues or unit sales.

As the market for solar products has grown, we have seen corresponding growth in the solar battery charger market. Some examples of different chargers that use solar energy are (1) digital camera battery chargers, (2) chargers for cell phones and iPods, (3) backpacks made with photovoltaic components, (4) chargers for hearing aid batteries (5) and chargers for laptop computers. The Company could not find any data or research reports that specifically addressed the market for solar powered chargers for the Apple iPod and iPhone. However, by examining other data and research materials from a broader range of solar product markets, we have tried to estimate the U.S. market for solar powered chargers for the Company’s proposed target market, as described below.

In 2010, Apple sold 47.5 million handsets and is projecting it will sell 65 million handsets in 2011. Apple reported in January of 2010 that it had sold 21 million iPods during the previous quarter (the holiday season). Because of the huge popularity of the iPhone and iPod, cottage accessory industries have grown up around Apple's iPod and iPhone. NPD Group estimated in April of 2010 the market for all iPod and iPhone accessories to be between $6 and $7 billion.

Batteries and solar chargers are used primarily in the off-grid solar markets, but also in on-grid markets, where the customer requires power during periods that the electricity grid is unavailable. GSMA, an association that represents mobile operators with connections across 219 countries, released a report in October of 2009 that estimated the global market for off-grid charging solutions for all types of mobile phones at $2.3 billion. The worldwide on-grid segment grew by 20% in 2009, and the off-grid market grew 23% in 2009, faster than on-grid for the first time in 15 years but on a much smaller base.

The Company was unable to ascertain from this report (or any other source) the U.S. portion of the off-grid charging market for mobile phones. According SolarBuzz, part of the NPD Group and a globally recognized market research business focused on solar energy and photovoltaic industries, the U.S. accounts for 5% of the aggregate worldwide PV installations market in 2011 and the U.S. market share of these installations is growing by a 47% compound annual growth rate. Solarbuzz estimates that the U.S. will make up 12% of the aggregate PV installations market by 2015.

From these data, WAI has estimated a U. S. market for solar charging solutions for mobile phones and other portable devices in 2013 between $103 million and $147 million. We estimated the low end of the 2013 market size by multiplying the U.S. 2011 market share of PV installations (5%) by the compounded annual growth rate in the U.S. market share of those installations projected by SolarBuzz (47%) for two years (from 2011 to 2013) and multiplied that figure by the GSMA's 2009 estimate of the market size for off-grid charging solutions ($2.3 billion). Finally, we multiplied that result by the growth rate in the off-grid market in 2009 of 23% (discounted to 20% from 2009 to 2010 to account for the lagging economy and further discounted to 15% from 2010 to 2011 to account for the continued lagging economy). We then applied to the resulting number a discount factor of 70% to account for (i) the widespread availability of cheaper and more convenient on-grid charging solutions within the U.S. market and (ii) the fact that there are mobile phones other than Apple products. The 70% discount factor also represents the fact that the Company will be offering solutions for iPods and not just iPhones. We estimated the high end of the 2013 market size by multiplying the number of projected 2011 iPhone and iPod sales reported by Apple times the average selling price of $43.69 of solar charging solutions that we found currently available in the marketplace and multiplied that product by our estimate of U.S. adopters of solar energy charging solutions of 3%. We anticipate that the percentage of U.S. adopters of solar energy charging solutions will be smaller than in other countries with fewer on-grid resources and due to the availability in the U.S. of cheaper and more convenient on-grid solutions. Due to the inherent uncertainties in the published estimates and projections that we have relied on (including inherent uncertainties associated with predicting future events in general), our own assumptions, and the fact that we have extrapolated data from the larger PV installation market to the market for PV battery charging solutions for portable products, there can be no assurance that our estimate of the potential U.S. market for our intended products will prove to be accurate.

Backpacks, brief cases and bags with built-in flexible solar panels are already available in today’s marketplace. Bags with photovoltaic panels are used to power personal electronics and laptop computers. We believe the market for solar charging solutions will continue to grow and by developing cloth membranes that are not only washable, but pliable, that active wear manufacturers and other OEM’s of cloth-based merchandise will find our membranes a unique solution to gaining new market share. It is our intent to create cloth membranes with solar panels that are not quite as noticeable, bulky and unattractive as current solutions. We expect to create a more elegant and efficient solution than those products already in the marketplace. By creating solar-charging cloth membranes that can be sewn into outdoor clothing and sportswear, we expect our customers will be able to create consumer products for those individuals that want to live an active lifestyle and remain connected. See “DESCRIPTION OF BUSINESS – Market.”

Competition

In general, the accessory market for iPhones and iPods is highly competitive. We will be competing with those companies that develop solar chargers and power accessories for Apple’s products, such as Better Energy Systems, Inc. and Earthtech Products. More specifically, we believe we will be competing with those companies developing photovoltaic materials, like Konarka Technologies and Solarmer Energy, Inc., that are licensed or sold to OEM’s.

Competing developers may be able to engage in larger scale branding, advertising and developing activities more extensively than we can. Further, with sufficient financial backing, talented designers and developers can become competitors within several months of establishing a business. We will compete primarily on the basis of design, development, quality and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by developing innovative and exciting products, as well as on our ability to remain competitive in the areas of quality and price. See “DESCRIPTION OF BUSINESS - Product Technology” and “DESCRIPTION OF BUSINESS – Competition.”

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 Recent Developments

We completed a private offering on March 15, 2011 whereby 35 investors purchased 154,800 shares of our Common Stock for an aggregate price of $15,480. We issued these securities without registration pursuant to Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act.

On April 24, 2012, the Board of Directors of the Company recommended to the shareholders that it would be in the best interests of the Company to forward split the Company’s common stock, par value $0.0001 per share, on a 60 for 1 basis. On April 24, 2012, by Waiver of Notice and Written Consent to Action In Lieu of a Special Meeting the Company’s shareholders resolved to forward split the Company’s common stock, par value $0.0001 per share, 60 for 1, whereby each existing shareholder of the Company shall receive 60 shares for each one share of common stock registered in such Shareholder’s name. There will be no changes in the par value of the stock.

Need for Additional Financing

WAI intends to be researching the materials, technologies and processes necessary to create its planned products for at least the next 12 months. We believe that we have raised sufficient capital to fund such research and development. Thereafter, we anticipate it will take an additional three to six months to create working prototypes. Our VP of Product Development estimates it will take $30,000 to $50,000 to create the first prototypes of the PCM and SCU. It will be necessary after 12 months for the Company to raise additional financing to fund the development of its first prototypes, to bring the prototypes to production, for sales and marketing, staffing and for general operating expenses.

At this time, we are unsure of how much funding we will need once we complete research and development, because we are unsure of the technologies we will employ to have our planned products manufactured. However, management does believe we will require additional funding between $100,000 and $250,000 to fund the development of our first prototypes, to bring the prototypes to production, for sales and marketing, staffing and for general operating expenses.

The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise additional funds, our stock would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations beyond the first 12 months. See “DESCRIPTION OF BUSINESS – Need for Additional Financing.”

Where You Can Find Us

Our principal executive office is located at 2789 S. Lamar Street, Denver, Colorado 80227, and our telephone is (303) 763-7527. Our Internet address is www.wirelessattachments.com.

NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES HAS APPROVED, DISAPPROVED OR HAS BEEN MADE AWARE OF THIS OFFERING. THE ONLY RELATIONSHIP BETWEEN APPLE, INC. AND THE COMPANY IS CONTRACTUAL AND THE SPECIFIC TERMS OF THAT RELATIONSHIP ARE SET FORTH IN OUR LICENSE AGREEMENT WITH APPLE, INC. NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES (I) OWES ANY FIDUCIARY DUTIES TO THE COMPANY, (II) IS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANY OR ANY OF THE OBLIGATIONS OR LIABILITIES OF THE COMPANY OR (III) OWES ANY DUTIES TO ANY SECURITY HOLDER OF THE COMPANY. APPLE, INC. AND ITS AFFILIATES HAVE NO OBLIGATIONS TO GRANT ANY NEW LICENSES TO THE COMPANY OR TO MAINTAIN OUR CURRENT LICENSE AGREEMENT.

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The Offering

Common Stock offered by Selling Security Holders	Up to 154,800 pre-split (9,288,000 post-split) shares of Common Stock. See “SELLING SECURITY HOLDERS.”

Common Stock outstanding before the offering	2,154,800 pre-split (129,288,000 post-split) Common Shares as of April 24, 2012.

Registration Costs	We estimate our total costs relating to the registration herein be approximately $17,000.00.

Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earlier of (i) such time as all of the Common Stock has been sold pursuant to the registration statement or (ii) one year from the date of this Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Security Holders.
No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board (“OTCBB”). There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

This offering relates to 154,800 pre-split (9,288,000 post-split) shares of our Common Stock that were issued to investors pursuant to private offering completed on March 15, 2011.

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves significant risks. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

RISKS RELATED TO OUR BUSINESS

Development Stage Business; No Assurance of Profitability.

The Company was incorporated in the State of Colorado on September 22, 2010, and has had no operations to date. Currently, the Company is researching processes, materials and technologies for use in the manufacture of its planned products. We expect to be in this phase of research and development for at least the next 12 months. Thereafter, we expect it will take another three to six months to create our first working prototypes. It is our intention to develop photovoltaic cloth membranes (“PCMs”) and solar charging units (“SCU’s”) that convert sunlight into electrical power and that can be used for charging and operating mobile devices such as the iPhone and iPod. The success of the Company’s proposed business will depend to a great extent on its ability to develop and market multiple sizes and types of PCMs that can be used to provide a charging current for SCUs as well as its ability to outsource manufacturing, warehousing and distribution to firms with the expertise and the experience to provide efficient, reliable services. Unless the Company successfully commences its business operations described herein, current and future investors as well as purchasers of this Offering may lose all or a substantial portion of their investment in the Company. The Company faces all risks that are associated with any new business, such as under-capitalization, cash flow problems and personnel, financial and other resource limitations as well as special risks associated with its proposed operations. The Company faces intense competition from other companies that have greater resources, both financial and otherwise, than the Company does. There is no assurance that the Company will be successful in implementing its business plan described herein, generating significant revenue or becoming profitable.

No Operating History or Revenue and Minimal Assets.

The Company is a “start-up” operation, as it has no operating history. The Company has no significant financial resources and limited assets. The Company, in all likelihood, will sustain operating expenses without corresponding revenues, at least until the Company is able to exit research and development and begin production and sale of its planned cloth membranes and solar charging units to manufacturers of active wear. This will result in the Company incurring net operating losses that will increase continuously until the Company can successfully begin distribution of its planned products described herein. There can be no assurance that the Company’s operations will become profitable in the near future, or at all.

Risks Associated with Forward-Looking Information.

Much of the information presented in this prospectus contains forward-looking statements. Although we believe the forward-looking statements have reasonable bases, we cannot offer any assurance that we will be able to conduct our operations as contemplated. You should carefully review all of the information and assumptions contained in this prospectus with your legal, tax, financial, investment and accounting advisors with these risks in mind.

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Need for Additional Financing.

None of the proceeds to be received upon completion of this Offering will be used by the Company for working capital. The Company intends to be researching processes, materials and technologies for use in its planned products for at least the next 12 months. We have raised sufficient capital to date to fund this stage of our research and development. We have not generated revenues to date and do not anticipate revenues while in this phase of research and development. Once we have completed researching processes, materials and technologies, the Company does anticipate the need for additional funding to create working prototypes, to gain certification and acceptance from Apple, Inc. of its prototypes, to create production ready products, for manufacturing, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of just how much funding we will need once we complete research and development. Management believes it will need to raise additional funding between $100,000 and $250,000 to bring its planned products to market. The Company intends to use the next 12 months to continue its market research, to model cost of goods sold by projecting the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

Speculative Nature of Company’s Proposed Operations.

The success of the Company’s proposed plan of operation will depend, to a great extent, on its ability to develop products that can be sold to manufacturers of outdoor and active wear clothing. The Company does not have, as of the date of this prospectus, any customers. Market acceptance by manufacturers of our solar cloth membranes for incorporation into their products may be slow or less than we expect. Our products also may not perform in a manner that is required by the market or our competitors may be more effective in reaching the market segments we are targeting with these products. Our success depends, in part, on unpredictable and volatile factors beyond our control, including customer preferences for iPhones and iPods and the availability of competing products for charging the batteries in iPhones and iPods. Slow market acceptance of products made with PCM-based chargers will delay or eliminate our ability to generate a profit. During any period that we unsuccessfully seek to market these products, we will also incur marketing costs without corresponding revenue. Unless we successfully commence and establish our business operations as described herein, establish a customer base and generate sustainable revenues, current and future investors, as well as purchasers of the shares being sold by the Selling Security Holders, may lose all or a substantial portion of their investment in the Company.

Our Success will be Dependent upon Our Management’s Efforts. The Loss of Any or All of Our Management, Particularly Steve S. Sinohui, Our President, Chief Executive Officer and Sole Director, Could Have a Material, Adverse Impact on Our Operations and May Cause Us to Go Out of Business.

Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit up to 20 hours per month to our business, but this commitment is no assurance of success. The loss of these individuals, particularly Steve S. Sinohui, our President, Chief Executive Officer and sole Director, could have a material, adverse impact on our operations and may cause us to go out of business. Both of our officers are also involved with other businesses. Messrs. Sinohui and Lassen work in other businesses which compete for their time with our business. These other arrangements could create conflict of interest with respect to allocating time to our operations. An investor could lose his entire investment. We have no written employment agreements with either of our officers, including Mr. Sinohui. We have not obtained key man life insurance on the lives of either of our officers or directors.

Management Team’s Limited Experience in Our Industry.

Our management team has had very limited experience in our industry. This could impair our ability to effectively develop and market our planned product to manufacturers of outdoor and active wear, to achieve competitive pricing for the manufacture of our planned products, to properly identify the best manufacturers for our planned products and to comply with legal and regulatory requirements regarding the manufacture of products that use photovoltaic technologies. There can be no assurance that our management team will be able to educate themselves regarding these issues or to hire competent individuals with the expertise in these areas to supplement the management team. Our failure to do so could result in our inability to carry out our proposed business plan.

Company Has Not Developed a Product, May Not Succeed in Developing a Product and Such Product May Not Be Commercially Viable.

The Company has not developed any product as of the writing of this prospectus. Even if the Company does develop its planned products in the future, there is no guarantee our planned products will be successful in the marketplace. If the Company does not develop products and/or our planned products are not successful in the marketplace, the Company will not generate any revenues and the business may fail.

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Company’s Dependence on Strategic Partners for Development, Manufacture and Distribution of Products.

Our future success is dependent upon establishing and maintaining successful relationships with outside contractors for the development of our planned products as well as with other businesses for the manufacturing, warehousing, distribution and sales of our planned products to customers. Establishing and maintaining relationships with our strategic partners will require significant time and resources. Our failure to establish and maintain these strategic relationships would seriously harm our business and operating results. Additionally, these outside service providers may experience service disruptions such as strikes, natural disasters, an inability to acquire enough materials and other interruptions that could adversely affect their ability to manufacture our products or to deliver products to our customers.

Lack of Market Research or Marketing Organization.

The Company has conducted limited market research indicating that market demand exists for the products contemplated to be marketed by the Company. Moreover, the Company presently plans to use its officers and director as its marketing organization.

Competition.

The Company is and may continue to be an insignificant participant in the business of photovoltaic charging membranes and power accessories for wireless devices. A large number of established and well-financed entities are active in the Company’s industry. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in implementing its proposed business plan.

Dependence on License Agreement with Apple, Inc.

The Company’s operations are materially dependent on the terms and conditions of the License Agreement with Apple, Inc. On November 5, 2010, Apple, Inc. granted the Company a license to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. The License Agreement permits the Company to use and exploit certain proprietary property and technology owned or controlled by Apple, Inc., including the Apple iPhone and iPod brand names, trade dress and trademarks. In the event that the Company is unable to comply with the terms and conditions of the License Agreement in the future, we would not be able to produce or sell our products in accordance with our business plan. The License Agreement also provides that Apple may approve or disapprove, in its sole discretion, of any products that the Company submits to Apple for its review prior to beginning commercial production of those products.

Intellectual Property.

We may in the future be subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of a third party. While we will do our best to ensure products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against us in the future. We might not prevail in any intellectual property infringement litigation, given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays or require us to enter into royalty or licensing agreements. We currently do not have the resources with which to defend any claims brought by others that our technology infringes upon the intellectual property or other proprietary rights of any third party.

Government Regulation.

If the Company elects to use a foreign manufacturer of its PV cells, it will be subject to a tariff based upon the number of PV cells and the country from which we would import. Currently, there are no restrictions on how many PV cells a U.S. Company can import.

RISKS RELATED TO THE OFFERING

Since the Majority of Our Shares of Common Stock are Owned by Our President and Chief Executive Officer, and Sole Director, Our Other Stockholders May Not be Able to Influence Control of the Company or Decision Making by Management of the Company.

Steve S. Sinohui, our President, Chief Executive Officer, and sole Director, beneficially owns 92.82% of our outstanding Common Stock. The interests of Mr. Sinohui may not be, at all times, the same as that of our other shareholders. Mr. Sinohui is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Sinohui exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as the sole member of the Company’s Board of Directors. Also, Mr. Sinohui has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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Purchasers in this Offering from Selling Security Holders May Experience Dilution in the Book Value of Their Investment if We Sell Additional Shares in the Future.

We anticipate that we will require additional cash resources to implement our business plan once we have completed our research and development phase, as disclosed above. We may seek to sell additional equity or debt securities or obtain a credit facility. If we raise additional funds through the sale of equity or convertible debt securities, the percentage of our Common Stock owned by our shareholders immediately prior to such financing will be reduced.

RISKS RELATING TO OUR COMMON STOCK

There is No Public Trading Market for Our Common Stock, Which May Impede Your Ability to Sell Our Shares.

Currently, there is no trading market for our Common Stock, and there can be no assurance that such a market will commence in the future. There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all. We intend to contact an authorized OTCBB market-maker for sponsorship of our securities on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, there can be no assurance that we will find a market maker willing to submit an application, or that such market maker’s application will be accepted. Broker-dealers often decline to trade in OTCBB stocks given the market for such securities are often limited and the risk to investors is greater. Moreover, if a trading market does commence, the price may be highly volatile. Factors discussed herein may have a significant impact on the market price of our shares. Moreover, due to the relatively low price of our securities, many brokerage firms may not effect transactions in our Common Stock if a market is established. Rules enacted by the SEC increase the likelihood that most brokerage firms will not participate in a potential future market for our Common Stock. Those rules require, as a condition to brokers effecting transactions in certain defined securities (unless such transaction is subject to one or more exemptions), that the broker obtain from its customer or client a written representation concerning the customer’s financial situation, investment experience and investment objectives. Compliance with these procedures tends to discourage most brokerage firms from participating in the market for certain low-priced securities.

Of our total outstanding shares of Common Stock as of April 24, 2012, a total of 2,000,000 pre-split (120,000,000 post-split) shares, or approximately 92.82% (all of which are held by Steve Sinohui, our President, Chief Executive Officer, and sole Director), will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

The Company’s Stock Price May be Volatile.

The market price of the Company’s Common Stock, if a trading market develops, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

✓ products by the Company or its competitors;

✓ additions or departures of key personnel;

✓ the Company’s ability to execute its business plan;

✓ operating results that fall below expectations;

✓ loss of any strategic relationship;

✓ industry developments and changes;

✓ economic and other external factors; and

✓ period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

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As a Public Company, We Will Incur Substantial Expenses.

Upon declared effectiveness by the SEC of the registration statement of which this prospectus forms a part, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit and public reporting of our financial results, business activities and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, has also substantially increased the accounting, legal and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be significantly higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of the registration statement of which this prospectus forms a part. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

We May Be Exposed to Potential Risks Resulting from New Requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance resulting from becoming a public company, there are substantial penalties that could be imposed upon us if we fail to comply with all of the related regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of each fiscal year for which we file annual reports with the SEC. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

We May Issue Additional Shares of Common Stock or Preferred Stock For Such Consideration as the Board of Directors May Approve (Without Shareholder Approval), Which May Cause Substantial Dilution to our Existing Shareholders and May Prevent a Change in Control

We have authorized capital stock consisting of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 250,000,000 shares of Preferred Stock, $0.0001 par value per share. As of the date of this prospectus, we have 2,154,800 pre-split ($129,288,000 post-split) shares of Common Stock issued and outstanding and 100,000 shares of Preferred Stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of Common Stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders of their ownership interest in the Company. In addition, our Articles of Incorporation provide that our Board of Directors may divide our Preferred Stock into one or more series and to determine the relative rights, limitations, and preferences of such series without shareholder approval. Any such shares of Preferred Stock may have such voting powers, preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of Common Stock currently outstanding. As a result, shares of Preferred Stock may be issued that cause the holders thereof to have super majority voting power over our Common Stock, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our Common Stock, which could exacerbate the dilutive effect of the issuance of such Preferred Stock and could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of Common Stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless. See “DESCRIPTION OF SECURITIES.”

Our Board of Directors is Authorized to Amend or Repeal Our Bylaws, and any Such Amendment Could Adversely Affect Our Shareholders

Under Colorado law and our Articles of Incorporation and Bylaws, our Board of Directors is authorized to adopt, amend and repeal our Bylaws and to fix the number of directors of the Company. Any such amendments by the Board could adversely affect the rights of our shareholders and could have the effect of preventing a change in control, for example, by increasing the number of directors and filling the vacancies created with persons selected by management and not necessarily voted for board positions by our shareholders. Colorado law and our Bylaws also authorize our shareholders to adopt, amend, and repeal our Bylaws.

Currently, the Company’s Common Stock is Defined as a “Penny Stock,” Which Makes it More Difficult for Investors to Sell Their Shares.

Currently, the Company’s Common Stock is subject to the “penny stock” rules adopted under section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.

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We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not applicable to us. It is likely that our shares will be considered to be penny stocks for the foreseeable future. This classification severely and adversely affects any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination; and,

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of Selling Security Holders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock, if and when our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may decrease, with a corresponding decrease in the price of our Common Stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their Common Stock.

FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell Our Stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We Do Not Expect to Pay Dividends on Common Stock.

We have not paid any cash dividends with respect to our Common Stock, and it is unlikely that we will pay any dividends on our Common Stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

10

The Elimination of Monetary Liability Against the Company’s Existing and Future Directors, Officers and Employees Under Colorado Law and the Existence of Indemnification Rights to the Company’s Existing and Future Directors, Officers and Employees May Result in Substantial Expenditures by the Company and May Discourage Lawsuits Against the Company’s Directors, Officers and Employees .

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is required to indemnify directors, officers, agents, fiduciaries and employees to the maximum extent provided by law against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee or because he was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee or fiduciary at the Company’s request. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

You May Have Limited Access To Information Regarding Our Business Because We Are A Limited Reporting Company Exempt From Many Regulatory Requirements And Our Obligations To File Periodic Reports With The SEC Could Be Automatically Suspended Under Certain Circumstances.

The Company does not intend to become a fully reporting company under Section 12 of the Exchange Act, but rather, will be subject to the reporting requirements of Section 15(d) of the Exchange Act. Therefore, our shareholders will not receive the same disclosure and public information on an ongoing basis as would shareholders in a fully reporting company under Section 12 of the Exchange Act. As of effectiveness of the registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Available Information” elsewhere in this prospectus). Except during the fiscal year in which our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have fewer than 300 shareholders of record. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC, and your access to our business information would then be limited.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our Common Stock will not be subject to the protection of the going private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

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DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price for our shares has been arbitrarily determined by the Company and does not bear any relationship to assets, earnings (as there are none), book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We are registering up to 154,800 pre-split (9,288,000 post-split) shares for resale by existing holders of our Common Stock. Our management has established the price of $0.10 pre-split ($0.00167 post-split) per share based upon the price at which recent transactions took place, their estimates of the market value of the Company and the price at which potential investors might be willing to purchase the shares offered. With the exception of Steve S. Sinohui, our founder, President, Chief Executive Officer and sole Director (who paid $0.001 per share for his shares of Common Stock in the Company), the Selling Security Holders in this offering paid $0.10 per share for their shares of Common Stock and thus will not realize a profit unless and until there is an active trading market at a higher price. Until such time as a trading market does develop, because of the uncertainty of our business prospects, our management does not believe that the price of $0.10 per share has changed.

USE OF PROCEEDS

The Selling Security Holders are selling all of the shares of our Common Stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the Common Stock offered hereby.

SELLING SECURITY HOLDERS

The following table sets forth the name of the Selling Security Holders, the number of shares of Common Stock beneficially owned by each of the Selling Security Holders pre- and post-split as of  the date hereof and the number of share of Common Stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, none of the Selling Security Holders is under any obligation to sell all or any portion of such shares nor is any of the Selling Security Holders obligated to sell any shares immediately upon effectiveness of the registration statement of which this prospectus forms a part. All information with respect to share ownership has been furnished by the Selling Security Holders. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

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Name	Shares Beneficially Owned Prior To Offering (Pre-split)	Shares Beneficially Owned Prior To Offering (Post-split)	Percent Beneficially Owned Prior to Offering	Shares to be Offered (Post-Split)	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

2DM Consulting, LLC (2)	250	15,000.0116%		15,000	0	0.00%
Ariel Beilguard	100	6,000.0046%		6,000	0	0.00%
Susan Brett	100	6,000.0046%		6,000	0	0.00%
Nancy J. Caughron	200	12,000.0092%		12,000	0	0.00%
Kevin R. Chard	100	6,000.0046%		6,000	0	0.00%
Mary Chard	100	6,000.0046%		6,000	0	0.00%
Steven A. Chard	100	6,000.0046%		6,000	0	0.00%
Ilse Diamant Revocable Trust (3)	60,000	3,600,000	2.7844%	3,600,000	0	0.00%
Richard Fisher	100	6,000.0046%		6,000	0	0.00%
Sandra Fisher	100	6,000.0046%		6,000	0	0.00%
Jorge Gonzalez	250	15,000.0116%		15,000	0	0.00%
Campbell S. Harrison	100	6,000.0046%		6,000	0	0.00%
John J. Harrison	100	6,000.0046%		6,000	0	0.00%
Craig Harry	200	12,000.0092%		12,000	0	0.00%
Donald Heap	100	6,000.0046%		6,000	0	0.00%
Ruby Heap	100	6,000.0046%		6,000	0	0.00%
Brian Heiter	250	15,000.0116%		15,000	0	0.00%
Michelle Heiter	250	15,000.0116%		15,000	0	0.00%
Richard Klotz	200	12,000.0092%		12,000	0	0.00%
William LaPierre	100	6,000.0046%		6,000	0	0.00%
LMP Holding Corp. (4)	25,000	1,500,000	1.1602%	1,500,000	0	0.00%
Brian Marich	200	12,000.0092%		12,000	0	0.00%
Jody Marich	200	12,000.0092%		12,000	0	0.00%
Sarah Marich	200	12,000.0092%		12,000	0	0.00%
Deborah McLain	200	12,000.0092%		12,000	0	0.00%
Catherine J. Mullen	200	12,000.0092%		12,000	0	0.00%
Newhaven Trust (5)	65,000	3,900,000	3.0165%	3,900,000	0	0.00%
Silver Creek Financing, Inc. (6)	200	12,000.0092%		12,000	0	0.00%
Andrea Sinohui	100	6,000.0046%		6,000	0	0.00%
Jeanette Sinohui	100	6,000.0046%		6,000	0	0.00%
Lawrence Wikarski	100	6,000.0046%		6,000	0	0.00%
Diane Williams	100	6,000.0046%		6,000	0	0.00%
Jeffrey Williams	100	6,000.0046%		6,000	0	0.00%
J.D. Williams	100	6,000.0046%		6,000	0	0.00%
Laura Williams	200	12,000.0092%		12,000	0	0.00%

(1)	The number assumes the Selling Security Holder sells all of the Common Shares being offering pursuant to this prospectus.
(2)	Darin Heiter is the sole member of 2DM Consulting, LLC and holds all voting and depositive powers with respect to 2DM Consulting, LLC’s shares in the Company
(3)	Ilse Diamant is the Grantor and the Trustee of the Ilse Diamant Revocable Trust and holds all voting and depositive powers with respect to the Trust’s shares in the Company.
(4)	Linda Potter is the President, sole director and sole shareholder of LMP Holding Corp, and holds all voting and depositive powers with respect to LMP Holding Corp.’s shares in the Company.
(5)	Betsy Cropley is the Grantor and Trustee of the Newhaven Trust and holds all voting and depositive powers with respect to Newhaven Trust’s shares in the Company.
(6)	Michael Bula is the President, sole director and sole shareholder of Silver Creek Financing, Inc. and holds all voting and depositive powers with respect to Silver Creek Financing, Inc.’s shares in the Company.

None of the shareholders listed above have held any position or office with the Company nor do they have any material relationship with the Company.

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PLAN OF DISTRIBUTION

The Selling Security Holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares of our Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after this registration statement becomes effective;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Security Holders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent permitted by law, the Selling Security Holders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Any underwriters, agents, or broker-dealers, and any Selling Security Holders who are affiliates of broker-dealers that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Security Holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the Selling Security Holders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “SELLING SECURITY HOLDERS” for description of any material relationship that a stockholder has with us and the description of such relationship.

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Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

The Selling Security Holders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our Common Stock offered hereby will be paid by the Selling Security Holders.

Each of the Selling Security Holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of our Common Stock by any Selling Security Holder. We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of our Common Stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of our Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

✓	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
✓	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
✓	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
✓	contains a toll-free telephone number for inquiries on disciplinary actions;
✓	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
✓	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

✓	bid and offer quotations for the penny stock
✓	details of the compensation of the broker-dealer and its salesperson in the transaction;
✓	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
✓	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock, in the event that a market ever develops for our Common Stock. Sales of substantial amounts of our Common Stock in the public market could adversely affect the market prices of our Common Stock and could impair our future ability to raise capital through the sale of our equity securities.

All of the currently outstanding shares of our Common Stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Currently, we have outstanding an aggregate of 2,154,800 pre-split (129,288,000 post-split) shares of our Common Stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 154,800 pre-split (9,288,000 post-split) shares covered hereby will be freely transferable without restriction or further registration under the Securities Act. The remaining 2,000,000 pre-split (120,000,000 post-split) restricted shares of Common Stock to be outstanding are owned by our officers and director, known as our “affiliates,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act under an exemption from registration, such as the exemption afforded by compliance with the requirements of Rule 144 under the Securities Act.

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The SEC adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to these amendments, sales of restricted shares of our Common Stock can be made after the “holding period” described herein and subject to the additional limitations and requirements described below. If we are, and have been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of the Exchange Act, a minimum “holding period” of six months must elapse between the later of the date of the acquisition of the Common Stock from us, or from an affiliate, and any resale of those shares. If we are not, or have not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of the Exchange Act, a minimum “holding period” of one year must elapse between the later of the date of the acquisition of the securities from us, or from an affiliate, and any resale of such those shares.

Sales by Affiliates under Rule 144

In addition to the “holding period” requirements described above, and subject to exception described below for “shell” companies, a person who is one of our affiliates, or has been an affiliate at any time during the 90 days immediately preceding a sale, and who has beneficially owned shares of our restricted Common Stock for at least six months would be entitled to sell those shares as follows, subject to the limitations and restrictions described below:

•   there must be available current public information about us. If we are, and have been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of the Exchange Act, the information requirement is met if we have filed all reports that we are required to file during the 12 months preceding the sale (or for such shorter period that we were required to file such reports), other than Form 8–K reports. If we are not, or have not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of the Exchange Act, the information requirements may be met by other means described in Rule 144.

•   the affiliate must comply with certain requirements regarding the manner of sale of the Common Stock.

•   the affiliate (or person selling on behalf of an affiliate) must file with the SEC a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

•   after the required holding period, the affiliate would be entitled to sell the greater of: (i) an amount that does not exceed 1% of the number of shares of our Common Stock then outstanding; or (ii) (if our Common Stock is listed on a national securities exchange), the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale

Sales by Non-Affiliates under Rule 144

In addition to the “holding period” requirements described above, and subject to exception described below for “shell” companies, a person who is not one of our affiliates, and who has not been an affiliate at any time during the there months immediately preceding a sale, would be entitled to sell restricted shares of Common Stock as follows, subject to the limitations and restrictions described below:

•   there must be available current public information about us. If we are, and have been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of the Exchange Act, the information requirement is met if we have filed all reports that we are required to file during the 12 months preceding the sale (or for such shorter period that we were required to file such reports), other than Form 8–K reports. If we are not, or have not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of the Exchange Act, the information requirements may be met by other means described in Rule 144. After a one-year holding period, a non-affiliate may sell restricted shares of Common Stock regardless of whether there is available current public information about us.

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Exceptions for “Shell Companies”

Rule 144 generally is not available for the resale of securities initially issued by a company that meets the following criteria, commonly known as a “shell company:” (i) an issuer that has (A) No or nominal operations; and (B) either: (1) no or nominal assets;(2) assets consisting solely of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets; or (ii) an issuer that has been at any time previously an issuer described in paragraph (i). If the issuer has ceased to be an issuer described in paragraph (i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i), then Rule 144 will be available for sales of securities after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC. The term “Form 10 information” means the information that is required by SEC Form 10 to register under the Exchange Act each class of securities being sold under Rule 144.

We believe that the Company is not a “shell company,“ as described above. The Company is a development stage company that is pursuing an actual business and at all times since its formation has been in pursuit of its business plan as described in this prospectus. See “BUSINESS – Product Development.” We believe that Rule 144(i)(1) excludes from its definition of shell companies those companies such as WAI that are development stage companies pursuing an actual business. See “BUSINESS – Product Development.”

Registration Rights

We have not granted registration rights to any person.

DESCRIPTION OF SECURITIES

The Company has authorized for issuance 250,000,000 shares of Common Stock, par value $.0001 per share and 250,000,000 shares of Preferred Stock, par value $.0001 per share. On April 24, 2012, the Board of Directors of the Company recommended to the shareholders that it would be in the best interests of the Company to forward split the Company’s common stock, par value $0.0001 per share, on a 60 for 1 basis. On April 24, 2012, by Waiver of Notice and Written Consent to Action In Lieu of a Special Meeting, the Company’s shareholders resolved to forward split the Company’s common stock, par value $0.0001 per share, 60 for 1, whereby each existing shareholder of the Company shall receive 60 shares for each one share of common stock registered in such Shareholder’s name. There will be no changes in the par value of the stock. As of the date of this prospectus, there are 2,154,800 pre-split (129,288,000 post-split) shares of Common Stock issued and outstanding. There are 100,000 Series A Preferred Shares issued and outstanding. Following is a description of the various classes of the Company's securities.

Common Shares

Each Common Share is entitled to one vote at all meetings of shareholders. There are no preemptive rights to purchase any additional Common Shares. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of the Common Shares will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all outstanding liabilities of the Company and payment of relevant subscription prices and after payment of a first and senior liquidation preference to the holder of the Company’s Series A outstanding Preferred Stock. The Common Stock is not subject to additional capital calls or assessments and is not subject to any mandatory or optional redemption rights (or corresponding sinking fund provisions). Dividends are payable on our Common Shares if, as and when declared by the Board of Directors. See “—Dividends,” below.

Preferred Stock

The Articles of Incorporation of the Company authorize issuance of a maximum of 250,000,000 Preferred Shares. The board of directors is authorized to divide the class of Preferred stock into series and to fix and determine the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by the Articles of Incorporation and the laws of the State of Colorado in respect of the following, without the need for approval by the shareholders of the Company:

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(a)	The number of shares to constitute such series, and the distinctive designations thereof;
(b)	The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;
(c)	Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(d)	The amount payable upon shares in event of involuntary liquidation;
(e)	The amount payable upon shares in event of voluntary liquidation;
(f)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;
(g)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(h)	Voting rights, if any; and
(i)	Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Prospective investors in this Offering should be aware that shares of Preferred Stock might be issued to deter or delay a takeover bid that is opposed by management, or for such other purposes as the Company’s Board of Directors may so determine in the future, in their sole discretion.

Series A Preferred Stock

The Series A Preferred Shares are not convertible to Common Stock, have no voting rights, do not carry any current or accumulated dividend and, in the event of liquidation, have first and superior rights over all other classes of equity securities issued and outstanding by the Company.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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The financial statements included in this prospectus and the registration statement have been audited by Comiskey & Company to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

History

We incorporated in the State of Colorado on September 22, 2010, under the name Wireless Attachments, Inc. (the “Company” or “WAI”).

Since September 22, 2010, WAI has been in the research and development phase. We expect to be in the research and development phase for at least the next 15 months. We intend to develop solar cloth membranes and solar charging units for outdoor active wear that convert sunlight into electrical power and that can be used for charging and operating mobile devices such as the iPhone and iPod.

On November 5, 2010, Apple, Inc. granted the Company a license to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. Our operations are materially dependent on our license agreement with Apple, Inc. and Apple, Inc. may approve or disapprove any proposed product for any reason and may terminate the license for any or no reason upon 60 days notice.

Product Technology

We intend to develop products that convert sunlight into electrical power and that can be used for charging and operating small consumer electronic devices such as the iPhone and iPod. We intend that the products we develop will be incorporated into consumer goods produced by manufacturers of outdoor clothing, sportswear, corporate apparel, promotional clothing, suitcases, briefcases, tote bags, backpacks, golf-carts, awnings, beach and patio umbrellas or any other item made of cloth. It is our intention that our products will use photovoltaic technologies to convert sunlight to electrical power.

The photovoltaic effect is a process through which a photovoltaic (“PV”) cell changes sunlight into electricity. A standard PV cell is a thin semiconductor sandwich, with two layers of highly purified silicon. When photons from sunlight strike a PV cell, they are reflected, absorbed or pass through it. When a photon is absorbed, it can generate electricity by transferring the energy of the photon to an electron in the PV cell. PV cells are connected in a series to create a PV panel. It is possible to achieve a wide range of voltage and current outputs depending on how the individual cells are connected together. The amount of power a panel can produce is a function of the total surface areas as well as the amount of sunlight that strikes the panel.

The primary difference between solar panels is cell materials. The major types of cell material are crystalline silicon and thin films. The Company is exploring the use of thin-film technologies for use in the manufacture of its products, including:

✓  Amorphous silicon (non-crystalline) technology - the amorphous silicon in a thin-film solar panel has no preferred cleavage planes and can bend to a certain degree without breaking. By depositing a very thin film of the material on a plastic substrate, we may be able to create a bendable solar cell, which can be sewn into or velcroed onto cloth products.

✓  Nanocrystalline silicon – is similar to amorphous silicon; however, it has small grains of crystalline silicon within the amorphous phase and has increased stability because of its lower hydrogen concentration.

✓  Dye-sensitized solar cells (also known as Gatzel cells or DSSC) – is a semiconductor formed between a photo-sensitized anode and an electrolyte. DSSC is based on the use of nanotechnology as the light absorption takes place in dye molecules deposited on nanostructures. Gratzel cells are made of low-cost materials, do not require elaborate apparatus to manufacture and can be engineered into flexible sheets. Michael Gratzel, the inventory of Gratzel Cells, won the 2010 Millennium Technology Prize for development of dye-sensitized solar cells and has already introduced his own line of battery charging backpacks.

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In addition to inorganic or silicon-based technologies, the Company is exploring organic solar cells that use a photovoltaic polymer compound to produce electricity. Polymer solar cells are a type of flexible solar cell and include plastic solar cells and organic chemistry PV cells. This technology is relatively new technology but holds the promise of being less expensive than silicon-based products. Compared to silicon-based products, polymer solar cells are lightweight, inexpensive to fabricate, flexible and customizable at the molecular level. Singapore’s Institute of Materials Research and Engineering (“IMRE”) has been working to create a new material for the thin-film solar manufacturing sector. In August of 2011, IMRE announced it had created a new lightweight, flexible, inexpensive plastic that can increase performance. This polymer could be used in a roll-to-roll printing process.

Roll-to-roll processing is the process of creating electronic devices on a roll of flexible plastic or metal foil. This technology is still in development; however, the thin-film, roll-to-roll printing process already is being used by several companies in the PV market to reduce costs and achieve high throughput. It is becoming apparent to WAI that flexible thin-film photovoltaic cells can be used to collect solar energy at a fraction of the cost of present technologies because of their lower processing and materials costs. Thin-film solar cells use a thinner layer of semiconducting material than rigid multi-crystalline silicon wafers. Several companies are in the thin-film market and are claiming to achieve cost efficiencies and better throughput: Global Solar, Nanosolar, Solopower and Konarka are just a few of the companies in this growing field.

Global Solar, who has offices in Tucson, Arizona and Berlin, Germany, makes lightweight and portable thin-film PV materials for integration in commercial, residential and government applications. Global Solar uses Copper Indium Gallium diSelenide (“CIGS”) cells on a metal substrate using the roll-to-roll process. Global Solar claims its roll-to-roll process has streamlined costs and increased throughput. While Global Solar offers a suite of portable chargers ranging in size, weight and output, they derive most of their revenues from building integrated photovoltaics.

Nanosolar, based in San Jose, California, uses CIGS and nanoparticle inks that are printed on aluminum foil using a roll-to-roll process. Nanosolar produces PV cells and panels for use in utility-scale solar projects. Nanosolar has raised almost $500 million to date and, according to an April 28, 2011 press release, has secured large customer orders for its solar cells. In the same press release, Nanosolar stated the key to its lower production costs is the use of roll-to-roll cell manufacturing. This manufacturing process, where cells are printed onto the aluminum, allows for faster production which lowers costs.

SoloPower, also in San Jose, California, fabricates its cells using CIGS and a roll-to-roll process on a foil substrate. In August of 2011, SoloPower received a $197 million loan guarantee from the Department of Energy to fund the building of a three new thin-film manufacturing facility.

Konarka uses polymer materials (organic materials) that are printed onto flexible substrates using the roll-to-roll process. Konarka claims its roll-to-roll process has lower capital requirements, requires less labor, uses less energy and uses existing coating and printing equipment – all resulting in lower production costs.

The Company is in the process of researching all the materials, processes and technologies mentioned in this Prospectus for consideration in the manufacture of its planned products. We have not developed a functioning product yet and have not obtained objective evidence that our planned products can reliably perform as we intend. We expect to spend at least the next 12 months researching technologies, materials and processes before we are able to develop prototypes for our planned products.

Product Development

The Company intends to develop and market two types of products: (1) Photovoltaic Cloth Membranes (“PCMs”) that will work in conjunction with (2) Solar Charging Units, which we also intend to develop

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1. Photovoltaic Cloth Membranes

a.       We intend to develop PCMs that will be adapted or adopted to utilize existing and/or developmental technologies that inexpensively transform crystalline silicon or other less expensive material into soft, pliable, washable fiber formats. As of the date of this prospectus, we have not identified the specific technology that we will use in the manufacture of our products. Some examples of the technologies we may choose to use include amorphous silicon, nanocrystalline silicon, dye-sensitized solar cells or organic solar cells.

2. Solar Charging Unit (“SCU”) – we intend to develop a smart charger that will operate in conjunction with the PCMs to form a complete charging system ready for use with the Apple iPod and iPhone product lines. We expect to develop a smart charging unit that

a.       will operate in conjunction with a lithium-ion (or other) battery,

b.       will provide advanced monitoring and charge control to accommodate different PCM’s,

c.        automatically adjust to different battery sizes, charging rates, solar conditions and operating load requirements,

d.       monitor things such as incoming power supply vs. outgoing power consumption and continuously adjust the charging rate accordingly, and

e.        incorporate settings for different types of solar materials and different makes and size of batteries.

To turn solar power into electricity one needs PV panels, a charge controller, a battery and, if there is a need to convert a direct current (“DC”) to alternating current (“AC”), an inverter. As the PV panels collect sunlight, an electrical charge is consolidated in the PV panels and directed to the output terminals to produce a low voltage DC current. This voltage will charge a battery with the charge controller ensuring proper charging of the battery. The battery provides DC voltage to the inverter and the inverter converts the DC voltage to AC power.

Solar charging units are already commercially available from a number of manufacturers. However, it is our intention to create a smart charging unit that can incorporate settings for different types of solar materials and different makes and size of batteries. We also plan to construct more complicated systems by utilizing communications directly between the SCU and the attached electronic device being charged or operated. With USB and Bluetooth dominating interface communications for consumer electronics and mobile devices, the Company would certainly consider these technologies for any homogenous interface language utilized for this purpose. Lastly, we plan to incorporate connections for external readouts, LEDs, additional input devices as well as the minimal connections required for input power sources and output connections to the attached consumer electronic device.

Currently, we are in the concept stage of development and have only begun to review materials, devices and technologies that may or may not be incorporated into our products. Research and development will be conducted in-house and through partnerships or under contracts with other companies. Initially, we plan to engage outside developers to assist in the development of our planned products.

To develop a prototype for the charging unit, we must

✓  design the cloth-to-cell membrane interface,

✓  design the inter-wiring harness,

✓  design the charger electronics,

✓  pick the charger components,

✓  fabricate the necessary parts,

✓  assemble the product and

✓  test.

We intend to use pre-designed subcomponents where readily available. Our VP of Product Development estimates we can build a working prototype of a cloth membrane and solar charging unit working in conjunction with each other for between $30,000 and $50,000.

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Our initial intention is that the PCM will be sewn into or velcroed onto traditional outdoor clothing, suitcases, briefcases, tote bags, backpacks, bicycles, golf-carts, awnings, beach and patio umbrellas or any other item made of or incorporating cloth. Our current thoughts on how to develop our products may change during the development process and the technologies, devices and materials we expect to use in the development of our proposed products may change accordingly.

Our access to PCM and SCU technologies is no greater than other developers intent on developing the same or similar products. Accordingly, we have no special access to potential PCM and SCU technologies that would provide a developmental advantage. Because we are in the initial stage of product conceptualization and development, our selection of any technology is preliminary and may change as the product development process continues.

We expect to be researching processes, materials and technologies for at least the next 12 months. Thereafter, we expect it will take an additional three to six months to develop working prototypes. At the conclusion of our product development, the Company will refine its market research, model cost of goods sold by projecting out the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and develop a detailed sales and marketing plan and associated costs. We have not developed a functioning product and we have not yet obtained objective evidence that our planned products can reliably perform the functions or provide the benefits described in this Prospectus.

License Agreement with Apple, Inc.

Following is a summary of certain terms and provisions of the November 5, 2010 license agreement (the “Use License”) between the Company and Apple that authorizes the Company to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. Prospective investors interested in additional information about the Use License should review the Use License, including its schedules and supplements, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Apple has granted the Company a limited, non-exclusive, personal, non-sublicensable, non-transferable license to incorporate certain Apple technology into proposed products to be used with iPhones and iPods. The Company has specifically chosen to develop the solar cloth membranes that can be incorporated into charging devices for iPhones and iPods, described above. Before the Company may develop or sell any such products (“Licensed Products”), however, the Company must (i) submit a product proposal for any such proposed products to Apple, Inc.; and (ii) certify to Apple, Inc. that its proposed product is compatible with Apple’s products with which the Company’s proposed products will interoperate. The certification must be provided when the first prototype is created and again when the Company’s proposed product is production ready, and each certification must be accompanied by test materials and any third-party reports of compatibility. At the time we submit the production ready products, we must also submit a product plan of distribution to Apple, Inc. to achieve certification. APPLE, INC. MAY APPROVE OR DISAPPROVE ANY PROPOSED PRODUCT FOR ANY REASON. The Use License also grants the Company the right to use (and the Company has agreed to use) Apple, Inc.’s “Made for iPod” and “Made for iPhone” logos on the product packaging for any Licensed Products and any user guides, web pages, advertising, and related collateral materials.

The Use License provides that we must pay to Apple a royalty of $4.00 for each Licensed Product unit sold or otherwise distributed by or for us and not returned. Apple is authorized to change the royalty from time to time by providing us written notice at least 120 days before the new royalty takes effect. Apple may also charge us additional royalties for any new or additional licensed technology made available to us during the term of the license. We are required to submit to Apple quarterly reports within 30 days after the end of each calendar listing the number of Licensed Products sold, the royalties due to Apple, and other information.

The Use License has a term of two years and is automatically renewed for additional one-year terms unless either party notifies the other that it does not wish to renew at least 60 days before the end of the then-current term. The Use License will automatically terminate if the Company breaches any of its terms and fails to cure the breach, if the Company commences a patent infringement suit against Apple, Inc., or if the Company becomes bankrupt or insolvent. IN ADDITION, EITHER PARTY MAY TERMINATE THE USE LICENSE FOR CONVENIENCE, FOR ANY REASON OR FOR NO REASON, UPON 60 DAY’S WRITTEN NOTICE TO THE OTHER PARTY.

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Growth Strategy

We intend to conduct research and development activities in-house and through partnerships or under contracts with other companies. Currently, the Company is researching processes, materials and technologies for use in the manufacture of its planned PCM and SCU. Thereafter, we anticipate it will take an additional three to six months to create working prototypes. Once we have developed these prototypes, we must submit them to Apple, Inc. for approval and certification. Our license agreement with Apple, Inc. requires certification by Apple, Inc. of the prototypes and then again when we have production ready products. At the time we submit the production ready products, we must also submit a product plan of distribution to Apple to achieve certification. There is no guarantee that Apple, Inc. will approve our production ready products and plan of distribution. Without this certification, the Company would not have products to market and the Company may have to cease all operations.

The Company intends to partner with contract manufacturers that already have the equipment and capability to produce our planned PCMs and SCUs on a contract basis. We expect to identify those contract manufacturers that not only have the capabilities to manufacture our planned products with few or no defects, but that also provide us reasonable terms and pricing. We also plan to outsource the warehousing and distribution of our proposed products to those companies with the expertise and the experience to provide efficient, reliable services. As of the date of this prospectus, we do not have contracts with any such manufacturers, warehouse operators, or distributors for any product(s) that we may develop, and there can be no assurance that we will be able to negotiate any such agreements on terms that will permit us to operate profitably, if at all.

The Company does not plan to develop its own suite of end-user clothing and bags, but rather create products that can be incorporated into merchandise created by manufacturers of active wear, bags and other cloth-based consumer products. Our primary initial focus will be developing PCMs and SCUs that can be used by outdoor and sporting clothing manufacturers. There can be no assurance, however, that we will be able to develop such PCMs or SCUs or, if we are able to develop them, that we will be successful in marketing them at a profit.

We will derive revenue from direct sales of our PCMs and SCUs to manufacturers of cloth-based consumer products. We plan to price our products at a significant margin over our costs of production to achieve a healthy gross margin that will allow us to cover overhead and achieve at least a 2-5% net profit margin in years 1 and 2. Once we ramp up production, increase sales and our customer base, we expect to be able to achieve economies of scale in our production costs and thereby increase our margins.

Market

We intend initially to market and sell our products only in the United States, where we believe that the market for our products is limited. The available market research data that we have located and our assumptions behind our estimate of market size are discussed below. Because we are unable to find U.S. market forecasts or estimates for our intended products, we have necessarily made assumptions in estimating the range of the potential market size for those products. Our assumptions are also set forth below. We have researched markets for other solar products (not necessarily related to charging units for mobile phones and products similar to iPods) and have extrapolated information from those data and research. The forecasting of market size for relatively new products, however, is, by its nature, not an exact process, and there can be no assurance that our assumptions are valid or that our estimates will prove to be accurate. Moreover, the aggregate potential market size for our intended products is no indication of our potential revenues or unit sales.

As the market for solar products has grown, we have seen corresponding growth in the solar battery charger market. Some examples of different chargers that use solar energy are (1) digital camera battery chargers, (2) chargers for cell phones and iPods, (3) backpacks made with photovoltaic components, (4) chargers for hearing aid batteries (5) and chargers for laptop computers. The Company could not find any data or research reports that specifically addressed the market for solar powered chargers for the Apple iPod and iPhone. However, by examining other data and research materials from a broader range of solar product markets, we have tried to estimate the U.S. market for solar powered chargers for the Company’s proposed target market, as described below.

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In 2010, Apple sold 47.5 million handsets and is projecting it will sell 65 million handsets in 2011. Apple reported in January of 2010 that it had sold 21 million iPods during the previous quarter (the holiday season). Because of the huge popularity of the iPhone and iPod, cottage accessory industries have grown up around Apple's iPod and iPhone. NPD Group estimated in April of 2010 the market for all iPod and iPhone accessories to be between $6 and $7 billion.

Batteries and solar chargers are used primarily in the off-grid solar markets, but also in on-grid markets, where the customer requires power during periods that the electricity grid is unavailable. GSMA, an association that represents mobile operators with connections across 219 countries, released a report in October of 2009 that estimated the global market for off-grid charging solutions for all types of mobile phones at $2.3 billion. The worldwide on-grid segment grew by 20% in 2009, and the off-grid market grew 23% in 2009, faster than on-grid for the first time in 15 years but on a much smaller base.

The Company was unable to ascertain from this report (or any other source) the U.S. portion of the off-grid charging market for mobile phones. According SolarBuzz, part of the NPD Group and a globally recognized market research business focused on solar energy and photovoltaic industries, the U.S. accounts for 5% of the aggregate worldwide PV installations market in 2011 and the U.S. market share of these installations is growing by a 47% compound annual growth rate. Solarbuzz estimates that the U.S. will make up 12% of the aggregate PV installations market by 2015.

From these data, WAI has estimated a U. S. market for solar charging solutions for mobile phones and other portable devices in 2013 between $103 million and $147 million. We estimated the low end of the 2013 market size by multiplying the U.S. 2011 market share of PV installations (5%) by the compounded annual growth rate in the U.S. market share of those installations projected by SolarBuzz (47%) for two years (from 2011 to 2013) and multiplied that figure by the GSMA's 2009 estimate of the market size for off-grid charging solutions ($2.3 billion). Finally, we multiplied that result by the growth rate in the off-grid market in 2009 of 23% (discounted to 20% from 2009 to 2010 to account for the lagging economy and further discounted to 15% from 2010 to 2011 to account for the continued lagging economy). We then applied to the resulting number a discount factor of 70% to account for (i) the widespread availability of cheaper and more convenient on-grid charging solutions within the U.S. market and (ii) the fact that there are mobile phones other than Apple products. The 70% discount factor also represents the fact that the Company will be offering solutions for iPods and not just iPhones. We estimated the high end of the 2013 market size by multiplying the number of projected 2011 iPhone and iPod sales reported by Apple times the average selling price of $43.69 of solar charging solutions that we found currently available in the marketplace and multiplied that product by our estimate of U.S. adopters of solar energy charging solutions of 3%. We anticipate that the percentage of U.S. adopters of solar energy charging solutions will be smaller than in other countries with fewer on-grid resources and due to the availability in the U.S. of cheaper and more convenient on-grid solutions. Due to the inherent uncertainties in the published estimates and projections that we have relied on (including inherent uncertainties associated with predicting future events in general), our own assumptions, and the fact that we have extrapolated data from the larger PV installation market to the market for PV battery charging solutions for portable products, there can be no assurance that our estimate of the potential U.S. market for our intended products will prove to be accurate.

Backpacks, brief cases and bags with built-in flexible solar panels are already available in today’s marketplace. Bags with photovoltaic panels are used to power personal electronics and laptop computers. We believe the market for solar charging solutions will continue to grow and by developing cloth membranes that are not only washable, but pliable, that active wear manufacturers and other OEM’s of cloth-based merchandise will find our membranes a unique solution to gaining new market share. It is our intent to create cloth membranes with solar panels that are not quite as noticeable, bulky and unattractive as current solutions. We expect to create a more elegant and efficient solution than those products already in the marketplace. By creating solar-charging cloth membranes that can be sewn into outdoor clothing and sportswear, we expect our customers will be able to create consumer products for those individuals that want to live an active lifestyle and remain connected.

Competition

In general, the accessory market for iPhones and iPods is highly competitive. We will be competing with those companies that develop solar chargers and power accessories for Apple’s products, such as Better Energy Systems, Inc. and Earthtech Products. Better Energy Systems, Inc., based in Oakland, California was founded in the United Kingdom in 2001 and moved to San Francisco in 2005. Better Energy Systems is a venture backed firm that offers the Solio Bolt Solar Charger with rotating solar panels for $70. The Solio Bolt weighs 4.8 ounces and is 4.7” X 1.3” X 2.5”. Earthtech Products, a Merrick, New York based company sells solar chargers, solar lighting and other solar gadgets, such as flashlights and speakers. They have a line of rollable and foldable solar chargers that range in price from $100 to $1,000, depending on wattage.

More specifically, we believe we will be competing with those companies developing photovoltaic materials, like Konarka Technologies and Solarmer Energy, Inc., that are licensed or sold to OEM’s. Konarka Technologies, Inc. develops and manufactures solar plastic films that convert light to energy. Konaraka has integrated its plastic solar panels into German-based Neuber’s Energy Sun-Bags business and leisure bags. The plastic solar panels allow the bags to charge mobile phones, digital cameras and iPods with solar power. Konarka’s technology is a photo-reactive polymer material that can be printed or coated onto flexible substrates using roll-to-roll manufacturing, similar to the way newspaper is printed on large rolls of paper. The resulting plastic can then be manufactured into a wide range of end-use products. Konarka has a broad portfolio of patents, technology licenses and an accomplished technical, scientific and manufacturing team.

Solarmer Energy, Inc. is a solar energy company that is developing polymer solar cells. They claim their solar panels can be made flexible, transparent and will cost less to manufacture than traditional cells. Until recently, organic solar cells were only able to convert about 2% of the sun’s energy into electricity, but Solarmer Energy has achieved 7.9% conversion efficiency as rated by the National Renewable Energy Laboratory in February 2010. (In July of 2010, Solarmer issued a press release stating they had attained 8.13% conversion efficiency.) Solarmer is focused on commercializing and manufacturing low-cost, lightweight, flexible solar panels that use organic materials. Solarmer is targeting three major applications for plastic solar panels: consumer and portable electronics, building-integrated photovoltaics and smart fabrics.

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Competing developers may be able to engage in larger scale branding, advertising and developing activities more extensively than we can. Further, with sufficient financial backing, talented designers and developers can become competitors within several months of establishing a business. We will compete primarily on the basis of design, development, quality and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by developing innovative and exciting products, as well as on our ability to remain competitive in the areas of quality and price.

Sales and Marketing

Our target markets include manufacturers of outdoor clothing, sportswear, corporate apparel, promotional clothing, suitcases, briefcases, tote bags, backpacks, golf-carts, awnings, beach and patio umbrellas or any other items made of cloth. The Company’s primary marketing goal will be to position WAI as a solution for these manufacturers to gain access into the Apple, Inc. device accessory market. Our customer base will be able to tout they are a unique and green solution that meets the needs of those people who spend a lot of time outdoors and want to stay connected.

Our marketing program is focused on creating awareness of our component products and emphasizing our ability to increase our customers’ product offering, gain new market share, increase existing market share and be considered a “green” company.

We will engage in a variety of marketing activities, including:

✓  creating and supporting strategic marketing alliances,

✓  website marketing,

✓  advertising,

✓  using collateral and specialty promotional items,

✓  attending and participating in industry conferences and trade shows,

✓  joining and participating in industry associations, initiatives and studies, and

✓  publicizing articles and white papers by our development staff.

We will rely on direct and indirect channels to sell our products. Our sales strategy will include:

✓  sales through an outsourced sales staff,

✓  sales through distributors, and

✓  sales through an in-house sales staff.

Initially, the Company intends to use an outsourced sales staff to prospect for OEM leads. The thinking behind this strategy is that we may be able to utilize a company that has strong partnerships with larger manufacturers, thereby creating leverage in the marketplace. We do have plans of developing a sales team in-house when it becomes necessary to generate or maintain our growth.

Legal Proceedings

Although, from time to time, we may be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any material legal proceeding. In addition, we are not aware of any material legal or governmental proceedings against us, or contemplated to be brought against us.

Employees

Currently, the Company has no full-time employees. We plan to use third-party consultants to assist in the completion of various projects; third parties are instrumental to keep the development of projects on time and on budget. Our management expects to use consultants, attorneys and accountants as necessary.

Anticipated Changes in Number of Employees

The Company does not intend hire any employees during the research and development phase. We intend to contract with outside service providers for research and development. We intend to outsource all production, warehousing and distribution services once we have a production ready product. Upon approval from Apple of our production ready product, the Company does intend to hire sales representatives to sell its product to OEMs as well as a bookkeeper, a web master and administrative support. We expect total initial hires upon completion of a production ready product to be approximately seven individuals – four sales representatives, one bookkeeper, one web master and one clerical person.

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Sources and Availability of Raw Materials for Company’s Products

WAI intends to be in the research and development phase for at least the next 12 months. The Company intends to use the next 12 months to continue to gather information regarding the availability and sources of raw materials for our products.

Need for Additional Financing

WAI intends to be researching processes, materials and technologies for use in the manufacture of its planned products for at least the next 12 months. We have raised sufficient capital to date to fund such research and development. We have not generated revenues to date and do not anticipate revenues while in the research and development phase. Once we have completed this phase of our research and development, we do anticipate the need for additional funding to develop working prototypes, bring the prototypes to production, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of just how much funding we will need once we complete research and development. The Company’s VP of Product Development estimates the cost of developing a working prototype between $30,000 and $50,000. In addition, the Company will need to raise funds for manufacturing, warehousing, distribution, sales and marketing, staffing and operating expenses. The Company estimates those costs to be between $70,000 and $200,000 for total additional funds between $100,000 and $250,000. The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting the availability and costs of raw materials and the costs associated with outsourcing manufacturing, warehousing and distribution and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

DESCRIPTION OF PROPERTY

Our offices are currently located at 2789 S. Lamar Street in Denver, Colorado and our telephone number is (303) 763-7527. As of the date of this filing, we have not sought to move or change our office site. During its development stage, the Company is using office space provided by its President for which it pays no rent. The fair value of this arrangement is immaterial to the financial statements. As the operations of the registrant increase however, the value of facilities usage and other services may become material and at that time, will be recorded as an expense, with an offsetting liability or contribution to capital. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Security Holders

As of April 24, 2012, there were 36 record holders of our Common Stock and there were 2,154,800 pre-split (129,288,000 post-split) shares of our Common Stock and 100,000 shares of our Preferred Stock outstanding. No public market currently exists for shares of our Common Stock. We intend to apply to have our Common Stock listed for quotation on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. We have not paid any cash dividends with respect to our Common Stock, and it is unlikely that we will pay any dividends on our Common Stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

Equity Compensation Plan Information

We have no outstanding stock options or other equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

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RESULTS OF OPERATIONS

For the Period from Inception, September 22, 2010 to March 31, 2011.

For the period from inception, September 22, 2010 to March 31, 2011, the Company earned no revenues and incurred $6,017 of operating expenses, which included $5,000 in professional fees, $250 in consulting fees, $450 in registration fees and $317 of general and administrative fees related to the incorporation of the company.

As at March 31, 2011, the Company had a loss per share of ($0.00).

For the Nine Months Ended December 31, 2011.

For the nine months ended December 31, 2011, the Company earned no revenues and incurred $12,862 of operating expenses, which included $7,457 in professional fees, $2000 in consulting fees and $3,405 of general and administrative fees.

As of December 31, 2011, the Company had a loss per share of ($0.00).

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2011, the Company had assets of $22,624, which consisted of cash.

From the Company’s inception on September 22, 2010 to March 15, 2011, the Company issued 2,000,000 Common Shares to the President of the Company for $2,000 as founders’ shares and 100,000 preferred shares for $23,000 for aggregate proceeds of $25,000 as well as 154,800 shares of our Common Stock that were issued to 35 investors pursuant to a private offering entered into on November 18, 2010 and closed on March 15, 2011. We issued these securities without registration pursuant to Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act. We sold 154,800 shares of the Company’s Common Stock, par value $.0001 per share, for $15,480. On April 24, 2012, the Company effectuated a forward split on a 60 for 1 basis, thereby increasing the founders’ shares to 120,000,000 shares and increasing the Common Stock that was issued to 35 investors to 9,288,000 shares. Par value did not change.

For the period ended March 31, 2011, the Company used $6,015 of cash for operating activities, primarily for incorporation costs and accounting and legal fees. The Company began the period with no cash and raised $40, 480 from the issuance of founder’s shares and pursuant to our private offering. The President, Mr. Sinohui, also contributed $200 of additional paid in capital to open the Company’s bank accounts. The Company increased its accounts payable by $5,000 and used $1,015 for the period leaving a cash balance at the end of the period of $39,665.

For the nine months ended December 31, 2011, the Company used $12,862 of cash for operating activities and for legal fees associated with the preparation of this registration statement. The Company began the period with $39,665 in cash, earned $12 in interest income and decreased its payables by $4,191 leaving a cash balance at the end of the period of $22,624.

The Company did not have any investing activities.

WAI intends to be researching the materials, technologies and processes necessary to create its planned products for at least the next 12 months. We believe that we have raised sufficient capital to fund such research and development. Thereafter, we anticipate it will take an additional three to six months to create working prototypes. Our VP of Product Development estimates it will take $30,000 to $50,000 to create the first prototypes of the PCM and SCU. It will be necessary after 12 months for the Company to raise additional financing to fund the development of its first prototypes, to bring the prototypes to production, for sales and marketing, staffing and for general operating expenses.

At this time, we are unsure of how much funding we will need once we complete research and development, because we are unsure of the technologies we will employ to have our planned products manufactured. However, management does believe we will require additional funding between $100,000 and $250,000 to fund the development of our first prototypes, to bring the prototypes to production, for sales and marketing, staffing and for general operating expenses.

The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting the availability and costs of raw materials and the costs associated with outsourcing manufacturing and third party logistics and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, our stock would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

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We estimate that our expenses over the next 12 months will be approximately $25,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses (USD $)
Legal and accounting fees	12 months	$8,000
Research and Development	12 months	$15,000
General and administrative	12 months	$2,000
Total		$25,000

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

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In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Each director serves until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified, or until he resigns or is removed in accordance with the provisions of the Colorado Revised Statues. There are no family relationships among our directors, executive officers.

Name	Age	Position
Steve S. Sinohui	63	President, CEO, CFO, Treasurer and Director
Craig Lassen	54	VP of Product Development

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Steve S. Sinohui - President, Chief Executive Officer and Director. Steve S. Sinohui has served as the President, the Chief Executive Officer and a director of the Company since its inception on September 22, 2010. From November of 2000 to May of 2010, Mr. Sinohui served as the President, Treasurer, Secretary and a director of SIN Holdings, an internet portal for seniors. Since 2005, Mr. Sinohui has been a supervisor with UPS Cartage Services International in Denver, Colorado. Mr. Sinohui served as a broker for Urban Companies, a Lakewood, Colorado corporation from 1994 to 2005, where he was involved in locating and securing commercial real estate opportunities, listing and selling residential and commercial real estate and property management. From 1989 to 1994, Mr. Sinohui served as a project manager for ATMA, Inc., a distributor of medical supplies, where he supervised and directed the physical inventory and asset management of capital equipment, evaluated and supervised the development and implementation of computer programs and equipment, including database and inventory management software and equipment, and managed over 80 multiple-site inventory personnel. From 1983 to 1987, Mr. Sinohui served as the Vice President of Marketing for the National OTC Stock Journal, a national finance newspaper, which covered the over-the-counter stock market. During his tenure with the National OTC Stock Journal, Mr. Sinohui developed a marketing and promotional program, which included long-term advertising campaigns for national and international clients. Mr. Sinohui also planned, organized and developed sales for three national financial trade shows, which were teleconferenced to over twenty cities. The trade shows presented a format for investors to interact with executive officers of publicly held companies from the United States, Canada and Europe. Mr. Sinohui attended Phoenix College, Phoenix, Arizona, with a curriculum in broadcasting and journalism, from 1966 to 1969.

Craig Lassen – Vice President of Product Development. Craig Lassen has served as Vice President of Product Development since the Company’s inception. Concurrent with his duties at the Company, Mr. Lassen is also the President and CEO of Cadamier Network Security Corporation (“Cadamier”). Cadamier provides network security support for organizations ranging in size from $20 million to $500 million in assets, primarily in the financial services industry. From 2009 to 2010, Mr. Lassen was a consultant to Shared Services Credit Union Coalition Consultant (“SSCUC”). At SSCUC, Mr. Lassen’s responsibilities included aggregating technology resources from multiple credit unions to create an organization that would serve as an autonomous IT resource center. In 2008, Mr. Lassen founded Enduring Energy, which designed and installed complete alternative energy systems for homes, farms and high-energy usage businesses. From 1996 to 2000, he was the Chairman of Cavion Technologies, Inc. (NASDAQ: CAVN). Mr. Lassen founded Cavion as a highly secure ISP and B2B specifically designed for credit unions and the financial services industry. Harland Clarke now owns Cavion. Mr. Lassen majored in Physics at the University of Colorado, with minors in Business and Mathematics.

Executive Compensation

The following table reflects all forms of compensation for services to the Company from inception to the date of this prospectus of the chief executive officer of the Company.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steve S. Sinohui(1)	President, CEO, CFO, Treasurer and Director	2010	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1)The Company was formed in September 2010. Since its inception, Mr. Sinohui has not been paid any salary. Mr. Lassen, our Vice President of Product Development, receives consulting income of $250 per month for his continuing research and development efforts. The

Company does not anticipate paying any of the officers and directors a salary until it is generating revenues from the sale of its products.

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In addition, the Company reimburses officers and directors for out-of-pocket expenditures incurred by them in connection with the Company’s business.

None of the Company’s officers or directors are presently employed pursuant to the terms of an employment agreement.

Outstanding Equity Awards since Inception:

We currently have no outstanding equity awards.

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Colorado Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Significant Employees /Consultants

We have no employees. Our Chairman, President and Chief Executive Officer and Secretary, Steve S. Sinohui, is an independent contractor to us and currently devotes approximately 15 to 20 hours per month to company matters. Mr. Lassen, our VP of Product Development also is an independent contractor to us and currently devotes approximately 15 to 20 hours per month to company matters. After receiving funding pursuant to our business plan Mr. Sinohui and Mr. Lassen intend to devote as much time as the Board of Directors deem necessary to manage the affairs of the Company.

WAI intends to be researching processes, materials and technologies for use in the manufacture of our planned products for at least the next 12 months. We have raised sufficient capital to date to fund such research and development. We have not generated revenues to date and do not anticipate revenues while in the research and development phase. Once we have completed this phase of our research and development, the Company does anticipate the need for additional funding to develop working prototypes, to bring the prototypes to production, for sales and marketing, staffing and for general operating expenses. At this time, we are unsure of just how much funding we will need once we complete research and development. However, our VP of Product Development estimates the cost of developing a working prototype to be between $30,000 and $50,000. Management estimates the cost of bringing the prototype to production, warehousing, distribution, sales and marketing, staffing and operating expenses to be between $70,000 and $200,000 for a total amount of additional capital between $100,000 and $250,000. The Company intends to use the next 12 months to continue its market research, to model the cost of goods sold by projecting the availability and costs of raw materials and the costs associated with outsourcing manufacturing, warehousing and distribution and to develop a complete sales and marketing plan and associated costs. If we are unable to raise the additional funds, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan. As of the date of this prospectus, we do not have any specific plans for raising additional funds for operations.

We are not aware of any circumstance that would make Mr. Sinohui or Mr. Lassen employees. The IRS has identified three categories which determine if an individual is an employee or an independent contractor; these are as follows: (i) Behavioral Control, (ii) Financial Control, and (iii) the Relationship of the Parties. Each of these factors relates to the position of relative authority between the parties. Here Mr. Sinohui and Mr. Lassen are the sole-officers of the corporation and without them the corporation would be significantly negatively impacted.

The material effect of Mr. Sinohui’s and Mr. Lassen’s classification as independent contractors or as statutory employees does not give rise to any difference in responsibility or liability in the performance of Mr. Sinohui’s or Mr. Lassen’s duties, as the same relate to the Company. Mr. Lassen, as the Company’s VP of Product Development and Mr. Sinohui, as the Company’s President and sole director, are bound by the fiduciary and common law doctrines that govern any officer’s and director’s duties towards the Companies they serve.

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the information regarding beneficiary ownership as of the date of this prospectus of the Company’s Common Stock by any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Company’s voting securities, by each director and officer, and by all officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Steve S. Sinohui 2789 S. Lamar Street Denver, CO 80227	2,000,000 pre-split (120,000,000 post-split)	92.82%
Common	All Officers and Directors as a Group	2,000,000 pre-split (120,000,000 post-split)	92.82%
Preferred	Steve S. Sinohui 2789 S. Lamar Street Denver, CO 80227	100,000	100.0%
Preferred	All Officers and Directors as a Group	100,000	100.0%

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On September 22, 2010, the Company issued an aggregate of 2,000,000 Common Shares to Steve S. Sinohui for consideration of $2,000 and 100,000 shares of Preferred Stock for consideration of $23,000 for an aggregate consideration of $25,000.

On April 24, 2012, the Company effectuated a forward split of its issued and outstanding shares on a 60 for 1 basis. Mr. Sinohui now owns 120,000,000 common shares and 100,000 preferred shares. Par value of the common stock did not change.

Mr. Lassen, our Vice President of Product Development, receives consulting income of $250 per month for his continuing research and development efforts. We do not have a formal written consulting agreement with Mr. Lassen regarding his development efforts.

During its development stage, the Company is using office space provided by its president for which it pays no rent. The fair value of this arrangement is immaterial to the financial statements. As the operations of the registrant increase however, the value of facilities usage and other services may become material and at that time, will be recorded as an expense, with an offsetting liability or contribution to capital.

CORPORATE GOVERNANCE

Director Independence

Our board of directors is currently composed of one member, Steve S. Sinohui, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Robinson Waters & O’Dorisio, P.C. located in Denver, Colorado.

AVAILABLE INFORMATION

We are not subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

As of effectiveness of the registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying. The Company does not intend to become a fully reporting company under Section 12 of the Exchange Act, but rather, will be subject to the reporting requirements of Section 15(d) of the Exchange Act. Except during the fiscal year in which our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have fewer than 300 shareholders of record. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC, and your access to our business information will be limited.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our Common Stock will not be subject to the protection of the going private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. The registration statement is also available through the Commission’s web site at the following address: http://www.sec.gov. Our Internet address is www.wirelessattachments.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Unless limited by our Articles of Incorporation, we are required, under the terms of the Colorado Business Corporation Act, to indemnify our directors and officers if they are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party against reasonable expenses incurred by the person in connection with the proceeding. Our Articles of Incorporation do not contain any such limiting language. In addition, our Articles of Incorporation and Bylaws provide for indemnification of each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2011 (Unaudited) and as of March 31, 2011 (Audited)	F-2
Statement of Operations for the Period of Inception, September 22, 2010 to March 31, 2011 (Audited), for the Nine Months Ended December 31, 2011 (Unaudited) and for the Period of Inception, September 22, 2010 to December 31, 2011 (Unaudited)	F-3
Statement of Cash Flows for the Period of Inception, September 22, 2010 to March 31, 2011 (Audited), for the Nine Months Ended December 31, 2011 (Unaudited) and for the Period of Inception, September 22, 2010 to December 31, 2011 (Unaudited)	F-4
Statement of Stockholders’ Equity for the Period of Inception, September 22, 2010 to December 31, 2011	F-5
Notes to Financial Statements	F-6

35

Comiskey
Professional Corporation
& Company

## REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Wireless Attachments, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of Wireless Attachments, Inc. as of March 31, 2011 and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 22, 2010) to March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wireless Attachments, Inc. (a development stage company) as of March 31, 2011, and the results of its operations, changes in stockholders' equity and cash flows for the period from inception (September 22, 2010) to March 31, 2011, in conformity with U.S. generally accepted accounting principles.

Denver, Colorado
May 16, 2011

Comiskey & Company

PROFESSIONAL CORPORATION

*Certified Public Accountants & Consultants*

7900 East Union Ave • Suite 150 • Denver, CO 80237
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com

F-1

Wireless Attachments, Inc.
BALANCE SHEET

(A Development Stage Company)

	Fiscal Year Ended	Nine Months Ended
	Mar 31, 11	Dec 31, 11
	(Audited)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$39,665	$22,624
Total Current Assets	$39,665	$22,624

TOTAL ASSETS	$39,665	$22,624

LIABILITIES & EQUITY

Current Liabilities
Accounts Payable	$5,000	$809
Total Current Liabilities	$5,000	$809

Stockholders' Equity
Preferred stock, $.0001 par value, 250,000,000 shares	10	10
authorized; 100,000 shares issued and outstanding

Common stock. $.0001 par value, 250,000,000 shares
authorized; 129,288,000 shares issued and outstanding	12,929	12,929

Additional Paid in Capital	27,741	27,741
Deficit accumulated during development stage	(6,015)	(18,865)
Total Equity	34,665	21,815
TOTAL LIABILITIES & EQUITY	$39,665	$22,624

The accompanying notes are an integral part of the financial statements.

F-2

Wireless Attachments, Inc.
STATEMENT OF OPERATIONS

(A Development Stage Company)

	For the Period			For the Period
	from Inception	For the	Initial Period	from Inception
	(September 22, 2010)	Nine Months Ending	(September 22, 2010)	(September 22, 2010)
	to March 31, 2011	December 31, 2011	to December 31, 2010	to December 31, 2011
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues
	$-	$-	$-	$-

Total Revenues	-	-	-	-

Operating Expenses
Selling, general and administrative	6,017	12,862	933	18,879

Total Operating Expenses	6,017	12,862	933	18,879

Loss from Operations	(6,017)	(12,862)	(933)	(18,879)

Other Income/Expense
Interest Income	2	12	—	14

Total Other Income	2	12	—	14

Net Loss	$(6,015)	$(12,850)	$(933)	$(18,865)

Basic - Net Loss Per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Basic - Weighted Average Shares Outstanding	124,487,700	129,288,000	120,000,000	129,288,000

The accompanying notes are an integral part of the financial statements.

F-3

Wireless Attachments, Inc.

STATEMENT OF CASH FLOWS

(A Development Stage Company)

	For the Period			For the Period
	from Inception	For the	Initial Period	from Inception
	(September 22, 2010)	Nine Months Ended	(September 22, 2010)	(September 22, 2010)
	to March 31, 2011	December 31, 2011	to December 31, 2010	to December 31, 2011
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(6,015)	$(12,850)	$(933)	$(18,865)
Adjustments to reconcile net loss to net
cash flows from operating activities
Increase (decrease) in accounts payable	5,000	(4,191)		809

Net cash flows from operating activities	(1,015)	(17,041)	(933)	(18,056)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash flows from investing activities	—	—	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	12,929	—	12,929	12,929
Additional Paid In Capital	27,741	—	12,261	27,741
Issuance of preferred stock	10	—	10	10

Net cash provided by Financing Activities	40,680	—	25,200	40,680
NET INCREASE IN CASH AND CASH EQUIVALENTS	39,665	(17,041)	24,267	22,624
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	39,665	—	—
CASH AND CASH EQUIVALENTS, END OF YEAR	$39,665	$22,624	$24,267	$22,624

The accompanying notes are an integral part of the financial statements.

F-4

Wireless Attachments, Inc.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from inception (September 22, 2010) to December 31, 2011

(A Development Stage Company)

	Series A Preferred Stock		Common Stock		Additional
	Number		Number		Paid-In	Accumulated
	of Shares	Amount	of Shares	Amount	Capital	Deficit	Totals

Balances as of
September 22, 2010	—	$—	—	$—	$—	$—	$—

Founder Stock Issued September 22, 2010	100,000	10	120,000,000	12,000	12,990		25,000

Additional Paid In Capital to Open Bank Accounts					200		200

Common Stock Issued Pursuant to Private Offering, March 15, 2011			9,288,000	929	14,551		15,480

Net Loss for the Period from Inception (September 22, 2010) to March 31, 2011	—	—	—	—	—	(6,015)	(6,015)

Balances as of
March 31, 2011	100,000	$10	129,288,000	$12,929	$27,741	$(6,015)	$34,665

Net Loss for the Nine Months Ended December 31, 2011						(12,850)	(12,850)

Balances as of
December 31, 2011	100,000	$10	129,288,000	$12,929	$27,741	$(18,865)	$21,815

The accompanying notes are an integral part of the financial statements.

F-5

Wireless Attachments, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2011

1. Summary of Significant Accounting Policies

Development Stage Company

Wireless Attachments, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on September 22, 2010. The principal office of the corporation is 2789 S. Lamar Street, Denver, CO 80237. The Company is in the development stage and has not begun to sell its product.

The Company is developing solar cloth membranes for outdoor active wear that convert sunlight into electrical power and that can be used for charging and/or operating mobile devices such as the iPhone and iPod.

Accounting Method

The Company records income and expenses on the accrual method.

Loss per Share

Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

Organization Costs

Costs to incorporate the Company originally were capitalized to be amortized over a sixty-month period but have been written off pursuant to ASC 470.

Financial Instruments

Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

2. Stockholders’ Equity

As of December 31, 2011, the Company was authorized to issue 250,000,000 shares of common stock and 250,000,000 of preferred stock. Of these amounts, 2,154,800 shares of the Company’s $.0001 par value common stock were issued and outstanding and 100,000 shares of the Company’s $.0001 par value preferred shares were issued and outstanding.

The Series A preferred shares are not convertible to common stock, have no voting rights, do not carry any current or accumulated dividend and, in the event of liquidation, have first and superior rights over all other classes of equity securities issued and outstanding by the Company.

F-6

Wireless Attachments, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2011

 2. Stockholders’ Equity (cont’d)

On April 24, 2012, the Board of Directors of the Company recommended to the shareholders that it would be in the best interests of the Company to forward split the Company’s common stock, par value $0.0001 per share, on a 60 for 1 basis. On April 24, 2012, by Waiver of Notice and Written Consent to Action In Lieu of a Special Meeting, the Company’s shareholders resolved to forward split the Company’s common stock, par value $0.0001 per share, 60 for 1, whereby each existing shareholder of the Company shall receive 60 shares for each 1 share of common stock registered in such Shareholder’s name. There were no changes in the par value of the stock.

The December 31, 2011 financial statements retroactively reflect the forward split of the Company’s common stock.

3. Related Party Transactions

The President and CEO owns 2,000,000 of the Company’s $.0001 par value common stock that is issued and outstanding and all of the 100,000 shares of preferred stock that is issued and outstanding.

During its development stage, the Company is using office space provided by its president for which it pays no rent. The fair value of this arrangement is immaterial to the financial statements. As the operations of the registrant increase however, the value of facilities usage and other services may become material and at that time, will be recorded as an expense, with an offsetting liability or contribution to capital.

4. License Agreement

On November 5, 2010, the Company was granted rights by Apple, Inc. to market its products specifically for iPod and iPhone devices. With this agreement, the Company will be able to use the iPod and iPhone logo on its product packaging and has agreed to pay royalties of $4.00 per product sold.

F-7

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$25.00
Audit Fees and Expenses	$6,800.00
Legal Fees and Expenses	$6,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$3,675.00
Total	$17,000.00	*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Unless limited by our Articles of Incorporation, we are required, under the terms of the Colorado Business Corporation Act, to indemnify our directors and officers if they are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party against reasonable expenses incurred by the person in connection with the proceeding. Our Articles of Incorporation do not contain any such limiting language. In addition, our Articles of Incorporation and Bylaws provide for indemnification of each of our directors and officers against certain liabilities.

The Articles of Incorporation provide that the Company shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request. The corporation has the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

The Bylaws of the Company define a Proper Person as any person who is a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The Bylaws of the Company provide that the Company shall indemnify any Proper Person against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by (i) a majority of directors at a meeting of directors at which a quorum is present (such quorum consisting of directors not a party to the proceeding); (ii) a committee of directors not a party to the proceeding; (iii) independent counsel; or (iv) a vote of the shareholders that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation that his conduct was in the corporation’s best interest; or (ii) in all other cases (except criminal cases) that his conduct was at least not opposed to the corporation’s best interest; or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

II-1

The Bylaws of the Company provide that a director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the best interests of the participants in or beneficiaries of the plan is conduct that satisfies the indemnification requirements. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the indemnification requirements.

The Bylaws of the Company provide no indemnification shall be made to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

From  November 18, 2010 to March 15, 2011, the Company issued 154,800 pre-split (9,288,000 post-split) shares of the Company's Common Stock at $0.10 per share pursuant to a Private Offering Memorandum dated November 18, 2010 to a total of 35 investors for a total proceeds of $15,480. These securities were offered pursuant to an exemption from registration under such laws pursuant to section 3(b) of the Securities Act of 1933, as amended, Rule 504 of Regulation D as promulgated by the Securities and Exchange Commission and other available exemptions under state securities laws. In addition, the Company sold 2,000,000 pre-split (120,000,000 post-split) common shares to the President of the Company for $2,000 as founders’ shares and 100,000 preferred shares for $23,000 for aggregate proceeds of $25,000.

The Company did not use any underwriters with respect to the foregoing sales of its Common Stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser’s own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

II-2

Exhibit Number	Description

3.1	Articles of Incorporation of Wireless Attachments, Inc. (1)
3.2	Bylaws of Wireless Attachments, Inc. (1)
3.3	Amendment to Articles of Incorporation (1)
4.1	Specimen Stock Certificate (1)
5.1	Legal Opinion of Robinson Waters & O’Dorisio, P.C., re: the legality of the shares being registered.(3)
10.2	Contract license agreement between Wireless Attachments, Inc. and Apple, Inc. dated September, 2010 (1)
23.1	Auditor Consent (3)
23.2	Consent of Robinson Waters & O’Dorisio, P.C. (included in Exhibit 5.1) (3)

(1 Previously filed with the 1st Amendment to S-1 Registration on October 7, 2011.

(2) Previously filed with the 5th Amendment to S-1Registration Statement.

(3) Filed herewith.

ITEM 17. UNDERTAKINGS

(A)          The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of May 2012.

WIRELESS ATTACHMENTS, INC.

/s/ Steve S. Sinohui
By: Steve S. Sinohui
Title: President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Steve S. Sinohui	President, Chief Executive Officer, Chief Financial Officer and sole Director	May 4, 2012

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